Exhibit 99.1

FOR IMMEDIATE RELEASE:	HG Holdings, Inc.
March 23, 2018	Investor Contact: Brad Garner
(252) 355-4610 ext. 2

HG HOLDINGS, INC. ANNOUNCES

2017 RESULTS

Charlotte, NC, March 23, 2018/GLOBE NEWSWIRE/ -- HG Holdings, Inc. (formerly Stanley Furniture Company, Inc.) (OTCQB:STLY) today reported sales and operating results for the year ending December 31, 2017.

2017 financial results compared to 2016:

●	Net sales were $45.2 million compared to $44.6 million
●	Gross profit was $4.8 million compared to $8.4 million
●	Selling, general and administrative expenses were $13.0 million compared to $14.0 million
●	Net loss was $7.7 million compared to net loss of $5.3 million, including $0.4 million and $1.1 million in CDSOA proceeds in 2017 and 2016, respectively.

On March 2, 2018, the Company sold substantially all of its assets to Churchill Downs LLC (“Buyer”), pursuant to the terms of the Asset Purchase Agreement, dated as of November 20, 2017, as amended by the First Amendment thereto dated January 22, 2018. As consideration for the asset sale, Buyer paid a purchase price consisting of cash in the amount of approximately $10.8 million (of which approximately $1.3 million was used to pay the outstanding amount under the Company’s credit agreement), a subordinated promissory note in the principal amount of approximately $7.4 million, and a 5% equity interest in Buyer’s post-closing ultimate parent company, Churchill Downs Holdings Ltd., a British Virgin Islands business company. Buyer also assumed substantially all of the Company’s liabilities.

The Company anticipates that its expenses relating to the asset sale following the closing of the asset sale will be approximately $2.8 million, which includes financial advisory fees, legal fees, amounts owed under a change in control protection agreement with its principal financial officer, amounts owed to its former chief executive officer under the terms of his separation agreement, and other fees and expenses.

As previously announced, the Company does not intend to liquidate following the closing of the asset sale. The Company also previously indicated its board of directors would evaluate alternatives for use of the cash consideration, which were expected to include using a portion of the cash to either repurchase common stock or pay a special dividend to stockholders and also using a portion of the cash to acquire non-furniture related assets that will allow the Company to potentially derive a benefit from its net operating loss carryforwards. The Company announced its board has determined not to pay a special dividend, but to use the existing authorization for stock repurchases to repurchase the Company’s common stock from time to time in the open market, in privately negotiated transactions, or otherwise, at prices the Company deems appropriate. The Company also announced its board anticipates retaining the remaining cash for use in acquiring non-furniture related assets and to fund operating expenses until an acquisition. The Company also indicated its board is considering a rights offering of the Company’s common stock to existing shareholders to raise additional cash for acquisition purposes which could provide the Company greater resources and flexibility in acquiring non-furniture assets.

About the Company

HG Holdings, Inc. formerly operated as a leading design, marketing and overseas sourcing resource in the upscale segment of the wood residential furniture market. The Company’s common stock is traded on the OTCQB marketplace under the symbol STLY.

Forward-Looking Statements

Certain statements made in this news release are not based on historical facts, but are forward-looking statements. These statements can be identified by the use of forward-looking terminology such as “believes,” “estimates,” “expects,” “may,” “will,” “should,” “could,” or “anticipates,” or the negative thereof or other variations thereon or comparable terminology. These statements reflect our reasonable judgment with respect to future events and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those in the forward-looking statements. Such risks and uncertainties include the occurrence of events that negatively impact the Company’s liquidity in such a way as to limit or eliminate the Company’s ability to use proceeds from the asset sale transaction to fund stock repurchases or asset acquisitions, or an inability on the part of the Company to identify a suitable business to acquire or develop with the proceeds of the transaction, as well as the other risks and uncertainties identified in filings by the Company with the Securities and Exchange Commission, including its periodic reports on Form 10-K and Form 10-Q. Any forward-looking statement speaks only as of the date of this news release and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

This release contains information that is being disclosed in accordance with Rule 135 under the Securities Act of 1933, as amended.  This release is not an offer to sell nor the solicitation of an offer to buy securities and shall not constitute an offer, solicitation or sale in any jurisdiction, or to any person to whom, such an offer, solicitation, or sale is unlawful.

TABLES FOLLOW

HG HOLDINGS, INC. (FORMERLY STANLEY FURNITURE COMPANY, INC.)

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	For the Years Ended December 31,
	2017	2016
Net sales	$45,178	$44,574

Cost of sales	40,342	36,160

Gross profit	4,836	8,414

Selling, general and administrative expenses	13,042	13,982

Operating loss	(8,206)	(5,568)

Income from Continued Dumping and Subsidy Offset Act, net	433	1,103
Other income, net	32	26
Interest expense, net	3	101

Loss before income taxes	(7,744)	(4,540)

Income tax (benefit) expense	(35)	718

Net loss	$(7,709)	$(5,258)

Loss per share:
Basic	$(.54)	$(.37)
Diluted	$(.54)	$(.37)

Weighted average shares outstanding:
Basic	14,236	14,139
Diluted	14,236	14,139

Dividend per share:
Special dividend	$-	$1.50

HG HOLDINGS, INC. (FORMERLY STANLEY FURNITURE COMPANY, INC.)

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(in thousands)

	For the Years Ended December 31,
	2017	2016

Net loss	$(7,709)	$(5,258)
Other comprehensive (loss) income:
Actuarial loss (gain)	268	174
Amortization of actuarial loss	(108)	(87)
Adjustments to net periodic postretirement loss (benefit)	160	87
Comprehensive loss	$(7,869)	$(5,345)

HG HOLDINGS, INC. (FORMERLY STANLEY FURNITURE COMPANY, INC.)

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	December 31,
	2017	2016
ASSETS
Current assets:
Cash	$975	$4,212
Restricted cash	631	663
Accounts receivable, less allowances of $203 and $272	3,146	3,492
Inventory, net	23,231	22,951
Prepaid expenses and other current assets	545	729
Total current assets	28,528	32,047

Property, plant and equipment, net	1,449	1,606
Other assets	2,593	2,868
Total assets	$32,570	$36,521

LIABILITIES
Current liabilities:
Accounts payable	$9,252	$5,674
Accrued salaries, wages and benefits	1,781	1,371
Deferred revenue	500	759
Other accrued expenses	1,207	593
Total current liabilities	12,740	8,397

Deferred compensation	4,101	4,219
Supplemental retirement plan	1,701	1,724
Other long-term liabilities	1,793	2,199
Total liabilities	20,335	16,539

Commitments and Contingencies (Footnote 9)

STOCKHOLDERS’ EQUITY
Common stock, $0.02 par value, 25,000,000 shares authorized, 14,920,117 and 14,730,805 shares issued and outstanding at December 31, 2017 and 2016, respectively	298	275
Capital in excess of par value	17,104	16,840
Retained (deficit) earnings	(2,745)	5,129
Accumulated other comprehensive loss	(2,422)	(2,262)
Total stockholders’ equity	12,235	19,982
Total liabilities and stockholders’ equity	$32,570	$36,521

HG HOLDINGS, INC. (FORMERLY STANLEY FURNITURE COMPANY, INC.)

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	For the Years Ended
	December 31,
	2017	2016
Cash flows from operating activities:
Cash received from customers	$45,227	$48,248
Cash paid to suppliers and employees	(48,328)	(51,243)
Cash from Continued Dumping and Subsidy Offset Act, net	433	1,103
Interest paid, net	(3)	(191)
Income tax payments	19	(510)
Net cash used in operating activities	(2,652)	(2,593)

Cash flows from investing activities:
Proceeds from surrender of corporate-owned life insurance policies	-	28,139
Decrease in restricted cash	32	-
Proceeds from sale of assets	24	-
Purchase of other assets	(22)	(14)
Net cash provided by investing activities	34	28,125

Cash flows from financing activities:
Stock purchase and retirement for tax withholdings on vesting of restricted awards	(136)	(15)
Payments on insurance policy loans	-	(5,495)
Payment of dividends	(483)	(21,282)
Purchase and retirement of common stock	-	(1,012)
Net cash used in financing activities	(619)	(27,804)

Cash flows from discontinued operations:
Cash used in operating activities	-	(13)
Net cash used in discontinued operations	-	(13)

Net decrease in cash	(3,237)	(2,285)
Cash at beginning of year	4,212	6,497

Cash at end of year	$975	$4,212

Reconciliation of net loss to net cash used in operating activities:

Net loss	$(7,709)	$(5,258)
Depreciation	171	181
Amortization	290	289
Stock-based compensation	423	338
Gain on sale of property, plant and equipment	(16)	-
Changes in assets and liabilities:
Accounts receivable	346	3,433
Inventories	(280)	(2,017)
Prepaid expenses and other assets	169	(176)
Accounts payable	3,578	233
Accrued salaries, wages and benefits	266	(250)
Other accrued expenses	368	235
Other long-term liabilities	(258)	399
Net cash used in operating activities	$(2,652)	$(2,593)

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